27080 Fremont Road W.

Los Altos Hills, CA 94022

January 26, 2013

Doug Toth, Vice Chairman

Bizzingo, Inc.

63 Main Street Suite 202

Flemington, NJ 08558

Dear Doug,

This letter shall serve as my resignation letter from the Board of Directors of Bizzingo, Inc. effective immediately. Serving on the Board has required a much larger commitment than I expected. I need to devote my time to other commitments so, therefore, I think it is appropriate for me to resign.

Sincerely,

/s/ Kim Cranston

Kim Cranston